UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

SPONGETECH DELIVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100925	54-2077231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 33rd Street, Suite 518
New York, New York 10001
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 695-7850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes In Registrant's Certifying Accountant.

On October 13, 2009, Deloitte & Touche LLP (“D&T”) resigned as the independent registered public accounting firm for SpongeTech Delivery Systems, Inc. (“SpongeTech”) for the year ending May 31, 2010.  During the fiscal years ended May 31, 2009 and 2008, and during any subsequent period through the date hereof, D&T did not issue any reports on SpongeTech’s consolidated financial statements. During the fiscal years ended May 31, 2009 and 2008, and during any subsequent period through the date hereof, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of D&T would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The decision to change SpongeTech’s auditors was made by D&T, and therefore no approval of SpongeTech’s Board of Directors or Audit Committee was obtained.

SpongeTech provided D&T with a copy of the foregoing disclosures and requested from D&T a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, and, if not, stating the respects in which it does not agree. The letter from D&T will be filed by an amendment to this Current Report on Form 8-K when it becomes available.

A copy of D&T’s notification letter is attached hereto as Exhibit 99.1

Item 8.01    Other Events.

On October 9, 2009, a putative class action lawsuit asserting claims under the Securities Exchange Act of 1934, as amended (the “1934 Act”), was filed by The Rosen Law Firm, P.A., in the United States District Court for the Southern District of New York against SpongeTech, and Spongetech officers and directors, Michael L. Metter, Steven Moskowitz, Frank Lazauskas, as well as RM Enterprises International, Inc. (an entity in which SpongeTech’s directors and officers hold direct and/or indirect ownership interests, and of which Mr. Moskowitz and Mr. Lazauskas serve as officers and/or directors). The lawsuit was brought on behalf of all those who purchased SpongeTech common stock during the putative class period from April 15, 2008 to October 5, 2009, and alleges violations of Sections 10(b) and 20(a) of the 1934 Act and Rule 10b-5 promulgated thereunder. In particular, the complaint alleges that during the putative class period, SpongeTech engaged in a scheme to deceive the market and a course of conduct that artificially inflated SpongeTech’s stock price, and made false and misleading statements and/or omissions about SpongeTech’s financial condition and business prospects. The lawsuit seeks, among other relief, unspecified damages, costs and expenses.

On October 12, 2009, The Brualdi Law Firm, P.C. issued a press release announcing that it commenced a lawsuit in the United States District Court for the Southern District of New York on behalf of all purchasers of SpongeTech stock between April 15, 2008 and October 5, 2009, inclusive.  As of the date of this report, SpongeTech has not seen a copy of the complaint.

Spongetech believes the allegations set forth in the complaint filed by The Rosen Law Firm are meritless and intends to defend these actions vigorously.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notification letter of Deloitte & Touche LLP
99.2	Press Release, dated October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spongetech Delivery Systems, Inc.

Date: October 16, 2009	By:	/s/ Michael Metter
Michael Metter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notification letter of Deloitte & Touche LLP
99.2	Press Release, dated October 16, 2009.